Exhibit 5


                      Jenkens & Gilchrist Parker Chapin LLP
                                                               AUSTIN, TEXAS
                                                              (512) 499-3800
                            THE CHRYSLER BUILDING            CHICAGO, ILLINOIS
                             405 LEXINGTON AVENUE             (312) 425-3900
                           NEW YORK, NEW YORK 10174            DALLAS, TEXAS
                                                              (214) 855-4500
                                (212) 704-6000                 HOUSTON, TEXAS
                           FACSIMILE (212) 704-628  8         (713) 951-3300
                                                         LOS ANGELES, CALIFORNIA
                               www.jenkens.com                (310) 820-8800
                                                              SAN ANTONIO, TEXAS
                                                               (210) 246-5000
                                                              WASHINGTON, D.C.
                                                               (202) 326-1500
                                  June 1, 2004


Global Payment Technologies, Inc.
425B Oser Avenue
Happauge, New York 11788


Ladies and Gentlemen:

         We have acted as counsel to Global Payment Technologies, Inc., a Delaware corporation (the "COMPANY"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), relating to the resale of an aggregate of 803,169 shares (the "SHARES") of its common stock, par value $.01 per share (the "COMMON STOCK"), by Laurus Master Fund, Ltd. (the "STOCKHOLDER"), of which (i) 200,000 shares (the "WARRANT SHARES") are issuable upon exercise of a warrant dated March 16, 2004, as amended on April 29, 2004 (the "WARRANT"), (ii) 528,169 shares (the "NOTE SHARES") are issuable upon conversion of a secured convertible term note (the "TERM NOTE") and a secured convertible minimum borrowing note , each dated March 16, 2004, as amended on April 29, 2004 (collectively, the "NOTES") and (iii) 75,000 shares (the "INTEREST SHARES") are issuable for the payment of interest on the Term Note upon the occurrence of certain events.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of: (i) a Securities Purchase Agreement, dated March 16, 2004 (the "PURCHASE AGREEMENT"), between the Company and the Stockholder, as amended on April 29, 2004, (ii) the Warrant, (iii) the Notes, (iv) the Company's Certificate of Incorporation, as amended, (v) the Company's By-laws, as amended, and (vi) resolutions of the Company's board of directors authorizing the Company to enter into, and consummate, the transactions contemplated by the Purchase Agreement, including the issuance of the Notes and the Warrant to the Stockholder.

         We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

                      Jenkens & Gilchrist Parker Chapin LLP


Global Payment Technologies, Inc.
June 1, 2004
Page 2

         Based upon and subject to the foregoing, we are of the opinion that (a) the Warrant Shares, upon payment by the Investors to the Company and issuance by the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, (b) the Note Shares, upon conversion by the Stockholder and issuance by the Company pursuant to the terms of the Notes, will be validly issued, fully paid and non-assessable, and (c) the Interest Shares, upon issuance in accordance with the terms of the Term Note, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or
Item 509 of Regulation S-K promulgated under the Act.


                                Very truly yours,

                                /s/ Jenkens & Gilchrist Parker Chapin LLP
                                JENKENS & GILCHRIST PARKER CHAPIN LLP